SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2023

COLUMBUS MCKINNON CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

001-34362	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

13320 Ballantyne Corporate Place, Suite D	Charlotte	NC	28277
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

_________________________________________________

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMCO	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On July 24, 2023, Columbus McKinnon (the “Company”) held its Annual Meeting of Stockholders.
At the Annual Meeting, stockholders approved each of management’s proposals, which consisted of: (i) the election of nine (9) directors, each of whom will serve as directors of the Company for terms of one (1) year and until their successors are elected and qualified; (ii) the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2024; (iii) the approval of the advisory vote on executive compensation; and (iv) review of the frequency of the shareholder vote with respect to executive compensation.

Proposal 1: Election of Directors

The following table reflects the tabulation of the votes with respect to each director who was elected at the Annual Meeting. Each director received a majority vote.

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Vote

Gerald G. Colella	25,846,343.76	786,282.00	5,838.00	1,000,054.00
Kathryn V. Roedel	25,786,810.76	846,214.00	5,439.00	1,000,054.00
David J. Wilson	26,146,493.76	486,132.00	5,838.00	1,000,054.00
Heath A. Mitts	26,157,231.76	478,547.00	2,685.00	1,000,054.00
Aziz S. Aghili	23,963,527.76	2,665,089.00	9,847.00	1,000,054.00
Jeanne Beliveau-Dunn	25,626,964.76	1,007,863.00	3,636.00	1,000,054.00
Michael Dastoor	25,806,391.76	826,234.00	5,838.00	1,000,054.00
Chad R. Abraham	26,100,071.77	532,568.99	5,823.00	1,000,054.00
Rebecca Yeung	25,864,953.77	713,454.99	60,055.00	1,000,054.00

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The following table reflects the tabulation of the votes with respect to the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2024:

Votes For	Votes Against	Abstained	Broker Non-Vote
26,553,888.76	989,037.00	95,592.00	—

Proposal 3: Advisory Vote on Executive Compensation

The following table reflects the tabulation of the votes with respect to the approval of the advisory vote on executive compensation:

Votes For	Votes Against	Abstained	Broker Non-Vote
20,734,744.13	5,555,959.01	347,760.62	1,000,054.00

Proposal 4: Advisory Vote on the frequency of the Shareholder Vote with respect to Executive Compensation

The following table reflects the tabulation of the votes with respect to the frequency of the shareholder vote regarding executive compensation:

1 Year	2 Year	3 Year	Abstained	Broker Non-Vote
24,995,946.75	4,378.00	1,623,639.99	14,499.02	1,000,054.00

The Company's Board of Directors considered the results of the advisory vote on the frequency of future shareholder advisory votes with respect to executive compensation and determined that it would hold future advisory votes on executive compensation every year until the next shareholder vote on the frequency of these votes.

Item 8.01	OTHER EVENTS.
On July 24, 2023, Columbus McKinnon Corporation (the Company) announced that its Board of Directors declared and approved on July 23, 2024 a dividend of $0.07 per common share. The dividend will be payable on or about August 21, 2023 to shareholders of record at the close of business on August 11, 2023.

A copy of the press release issued in connection with such action is attached hereto as Exhibit 99.1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated July 24, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Gregory P. Rustowicz
Name:	Gregory P. Rustowicz
Title:	Executive Vice President - Finance and Chief Financial Officer
(Principal Financial Officer)

Dated: July 24, 2023